Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$10,059,870
Unrealized Gain (Loss) on Market Value of Futures	2,116,300
Dividend Income	725
Interest Income	1,135
ETF Transaction Fees	2,100
Total Income (Loss)	$12,180,130

Expenses
General Partner Management Fees	$37,308
Professional Fees	10,194
Brokerage Commissions	8,961
SEC & FINRA Registration Expense	3,564
NYMEX License Fee	933
Non-interested Directors' Fees and Expenses	482
Prepaid Insurance Expense	430
Total Expenses	61,872
Expense Waiver	(15,236)
Net Expenses	$46,636
Net Income (Loss)	$12,133,494

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$58,207,141
Additions (700,000 Shares)	24,948,335
Net Income (Loss)	12,133,494

Net Asset Value End of Month	$95,288,970
Net Asset Value Per Share (2,450,000 Shares)	$38.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612